EXHIBIT 21

SUBSIDIARIES OF CONSUMERS FINANCIAL CORPORATION



Consumers Financial Corporation (23-1666392) owns 100% of the outstanding common stock of the following subsidiaries:

      Consumers Life Insurance Company                21-0706531
      CLMC Insurance Agency, Inc.                     25-1681245
      Interstate Auto Auction, Inc.                   25-1211251
      Consumers Car Care Corporation                  23-1720565
      Investors Consolidated Reinsurance, Ltd.        31-1057420
      Consumers Limited                               25-1493313
      Consumers II Limited                            25-1718532


Consumers Life Insurance Company owns 100% of the outstanding common stock of the following subsidiaries:

      Consumers Life Insurance Company of North Carolina    56-0663555
      Investors Fidelity Life Assurance Corp.               31-0646177


Consumers Life Insurance Company and Consumers Life Insurance Company of North Carolina each own 50% of the outstanding common stock of the following subsidiary:

      Consumers Reinsurance Company             86-0414938